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                                                                   Exhibit 10.16

                                                             As of        , 2004
                                                                   ---- --

Nephros, Inc.
3960 Broadway
New York, NY 10032

Re: Transmittal Letter Agreement

Dear Norm:

     Enclosed please find the original Nephros, Inc. Convertible Promissory Note
dated April 8, 2002 in the principal amount of $         issued to me by
                                                --------
Nephros. Capitalized terms used but not defined herein shall have the meanings given them in such Note.

     Pursuant to this Transmittal Letter Agreement, Nephros and I hereby agree as follows:

     1. Nephros will pay me the amount of accrued interest on the enclosed Note set forth opposite my name in Schedule I.

     2. In connection with the contemplated conversion of all of the Convertible Promissory Notes dated April 8, 2002, please issue to me in respect of conversion of my Note the number of shares of Series C Convertible Preferred Stock indicated opposite my name in Schedule I.

     3. In connection with warrant rights to purchase           shares of
                                                      ---------
Conversion Stock for $1.00 per share to which my purchase of the Note entitled me, I hereby elect as follows (check only one box):

[ ] to purchase            shares of Series A Convertible Preferred Stock for
                ----------
$1.00 per share;
[ ] to purchase                   shares of Series A Convertible Preferred Stock
                -----------------
for $1.00 per share, which number of shares must be less than           ; or
                                                              ----------
[ ] to forego my warrant rights to purchase additional shares of Conversion
Stock.

If I have not checked any box, then I shall be deemed to have elected to forego my warrant rights to purchase additional shares of Conversion Stock.

     4. I acknowledge and agree that the payment of dividends, the issuance of Series C Convertible Preferred Stock and my right to elect to purchase shares of Series A Convertible Preferred Stock pursuant to Section 3 hereof shall be in full satisfaction of all of my rights under the enclosed Note.

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     In witness whereof, the undersigned has executed this Transmittal Letter
Agreement as of          , 2004.
                ------ --


                                         ---------------------------------------
                                         [NAME OF SHAREHOLDER]


Accepted and agreed:

NEPHROS, INC.


By:
    ----------------------------------
    Norman J. Barta, President

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                                                                      SCHEDULE I

                                                               Shares of Series
                                         Shares of Series C   A Preferred Stock
                Principal      Accrued   Preferred issuable   Purchaseable for
Noteholder   amount of Note   Interest     upon conversion     $1.00 per share
----------   --------------   --------   ------------------   -----------------